Exhibit 10.6

FIRST AMENDMENT TO LEASE

1035 O’Brien Drive

Menlo Park, California 94025

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of August 7, 2021 (the “Effective Date”), by and between O’BRIEN DRIVE PORTFOLIO, LLC, a Delaware limited liability Company (“Landlord”), and BillionToOne, Inc., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant are parties to that Certain Lease Agreement dated May 21, 2021 (the “Lease”), with respect to Certain premises identified in the Lease 1035 O’Brien Drive, Menlo Park, California 94025 (the “Premises”).

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms set forth herein, all as more particularly set forth herein.

NOW, THEREFORE, in Consideration of the mutual Covenants herein Contained, and other good and valuable Consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Defined Terms. Capitalized terms defined in the Lease which are used in this Amendment shall have the same meaning as in the Lease, except as otherwise provided in this Amendment.

2. Additional Allowance. Tenant has exercised its option to increase the Allowance for an additional One Hundred Twenty-Two Thousand Eight Hundred Eighteen and 13/100 Dollars ($122,818.13)) (the “Additional Allowance”) to be used for the Costs reasonably relating to the design and Construction of the Tenant Improvements. The Additional Allowance shall be disbursed in accordance with the terms and Conditions pertaining to the Allowance as set forth in the Lease.

3. Base Rent. Pursuant to the terms of the Lease, the Additional Allowance shall be amortized into the Monthly Base Rent at eight percent (8%) per annum over the Term. Accordingly, effective as of July 1, 2021, the Monthly Base Rent shall be increased by an amount equal to One Thousand Five Hundred Twenty-Three and 77/100 Dollars ($1,523.77), and the Base Rent Chart set forth in the Basic Lease Information of the Lease is hereby revised and replaced with the following Base Rent Chart below:

Period	Monthly Base Rent	NNN Rent/PSF/month
7/1/2021 - 2/21/2022	$129,413.77	$5.87
2/22/2022 - 8/21/2022	$168,179.77	$6.05
8/22/2022 - 2/21/2023	$225,506.05	$6.25
2/22/2023 - 2/21/2024	$233,345.43	$6.47
2/22/2024 - 2/21/2025	$241,459.19	$6.69
2/22/2025 - 2/21/2026	$249,856.93	$6.93
2/22/2026 - 2/21/2027	$258,548.59	$7.17
2/22/2027 - 2/21/2028	$267,544.46	$7.42
2/22/2028 - 2/21/2029	$276,855.18	$7.68
2/22/2029 - 2/21/2030	$286,491.78	$7.94
2/22/2030 - 2/28/2031	$296,465.66	$8.22

4. Mobile Benches. Pursuant to Section 3 of the Work Letter, Tenant was entitled to apply the Allowance toward the purchase of the Mobile Benches; however, Tenant elected not to purchase the Mobile Benches with the Allowance and paid directly for the Mobile Benches without reimbursement. Landlord acknowledges and agrees that the Mobile Benches were bought and paid for directly by Tenant without application of any Allowance funds. Landlord and Tenant hereby agree that the Mobile Benches (i) are and shall remain the personal property of Tenant, and (ii) shall be removed from the Premises by Tenant upon Tenant’s surrender of the Premises in accordance with the requirements of Section 10.2 of the Lease.

5. Civil Code Section 1938 Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Building nor the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined by California Civil Code Section 55.52). Pursuant to California Civil Code Section 1938, Tenant is hereby notified that a CASp can inspect the Premises and determine whether the Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy of the Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on the arrangements for the time and manner of any CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises

6. OFAC List Representation. Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (i) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above.

7. Continuing Effect; Conflicts. All of the terms and conditions of the Lease shall remain in full force and effect, as the Lease is amended by this Amendment. If any provision of this Amendment conflicts with the Lease, the provisions of this Amendment shall control.

8. Warranty of Authority. Each party represents and warrants to the other that the person signing this Amendment is duly and validly authorized to do so on behalf of the entity it purports to so bind, and if such party is a limited liability company or a corporation, that such limited liability company or corporation has full right and authority to enter into this Amendment and to perform all of its obligations hereunder.

9. Amendments. This Lease may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications discussing an amendment to this Lease, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

Tenant acknowledges and accepts this Section 8.     Tenant’s Initials OA__/____

10. Effectiveness. No binding agreement between the parties pursuant hereto shall arise or become effective until this Amendment has been duly executed by both Tenant and Landlord and a fully executed copy of this Amendment has been delivered to both Tenant and Landlord.

11. Counterparts; Electronic Signatures. This Lease may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Lease and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Lease had been delivered and signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Lease is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile, or electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature. If this Lease has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

Tenant acknowledges and accepts this Section 10.    Tenant’s Initials OA__/____

12. Notices. All notices required under this Lease and other information concerning this Lease (“Communications”) shall be personally delivered or sent by first class mail, postage prepaid, by overnight courier. In addition, the Landlord may, in its sole discretion, send such Communications to the Tenant electronically, or permit the Tenant to send such Communications to the Landlord electronically, in the manner described in this Section.

Such Communications sent by personal delivery, mail or overnight courier will be sent to the addresses listed in the Basic Lease Information, or to such other addresses as the Landlord and the Tenant may specify from time to time in writing. Communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, or (ii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

Such Communications may be sent electronically by the Landlord to the Tenant (i) by transmitting the Communication to the electronic address provided by the Tenant or to such other electronic address as the Tenant may specify from time to time in writing, or (ii) by posting the Communication on a website and sending the Tenant a notice to the Tenant’s postal address or electronic address telling the Tenant that the Communication has been posted, its location, and providing instructions on how to view it.

Communications sent electronically to the Tenant will be effective when the Communication, or a notice advising of its posting to a website, is sent to the Tenant’s electronic address.

Tenant acknowledges and accepts this Section 11.  Tenant’s Initials OA__/____

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

TENANT:

BillionToOne, Inc.,
a Delaware corporation

BY:	/s/ Oguzhan Atay	DATE: August 7, 2021

ITS:	CEO

LANDLORD:

O’BRIEN DRIVE PORTFOLIO, LLC,

By: TARLTON PROPERTIES, INC.
a California corporation, its managing member

By:	/s/ John C. Tarlton	DATE: August 9, 2021
John C. Tarlton
President & CEO

By: O’BRIEN DRIVE PORTFOLIO MEMBER, LLC,
a Delaware limited liability company, its co-managing member

By: PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company, its authorized signatory

By:	/s/ Alex Mather
Name: Alex Mather
	Title: Managing Director	DATE:	August 20, 2021

By:
Name:
	Title:	DATE: